UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT – June 24, 2026
(Date of earliest event reported)
HONEYWELL AEROSPACE INC.
(Exact name of Registrant as specified in its Charter)

Delaware	001-43173	39-4202057
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1944 E Sky Harbor Cir N
Phoenix, Arizona	85034
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 601-3099
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HONA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the previously announced plan to distribute all of Honeywell Aerospace Inc.’s (the “Company”) issued and outstanding shares of common stock (“Company Common Stock”) to the holders of record of Honeywell International Inc. (“Honeywell”) common stock as of the close of business on June 15, 2026, the Company filed a certificate of amendment to its Amended and Restated Certificate of Incorporation (the “Split Amendment”) with the Secretary of State of the State of Delaware on June 24, 2026.

The Split Amendment amended Article IV of the Company’s Amended and Restated Certificate of Incorporation to (i) authorize 1,000,000,000 shares of common stock, par value $0.01 per share, as the sole class of capital stock and (ii) effect a recapitalization of the Company’s outstanding common stock, pursuant to which all issued and outstanding shares of Company Common Stock were automatically converted into an aggregate of 316,939,750 shares of Company Common Stock outstanding immediately following the effectiveness of the Split Amendment.

The foregoing description of the Split Amendment is not complete and is subject to, and qualified in its entirety by reference to, the full text thereof, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits. The following exhibits are being filed as part of this report.

Exhibit Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Honeywell Aerospace Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2026	HONEYWELL AEROSPACE INC.
	By:	/s/ Jake Wasserman
	Name:	Jake Wasserman
	Title:	Authorized Person